Exhibit 11.1

CONSENT OF INDEPENDENT AUDITORS

We consent to the use in this Post-Qualification Amendment #6 to the Offering Circular of our report dated April 28, 2020 relating to the financial statements of Emerald Health Pharmaceuticals Inc.

/s/ DELOITTE & TOUCHE LLP

San Diego, California

November 6, 2020